UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 220-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K/A is being filed by CIBER, Inc. (the “Company”) to amend the current report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2005 (the “Prior Report”). This amendment is being filed solely to include the following cautionary statement within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to forward-looking statements made by the Company in the press release furnished as Exhibit 99.1 to the Prior Report (the “Press Release”) relating to the expected progress of the Company’s public sector projects in Denmark, statements concerning revenue, margin and earnings growth goals for 2006 and for the fourth quarter of 2005, and the Company’s revenue and GAAP EPS forecasts for the fourth quarter of 2005 and for calendar 2005:

Forward-Looking and Cautionary Statements

Statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the Securities and Exchange Commission.  CIBER undertakes neither intention nor obligation to publicly update or revise any forward-looking statements.  CIBER and the CIBER logo are trademarks or registered trademarks of CIBER, Inc.  Copyright© 2005.  All rights reserved.

The foregoing statement was inadvertently omitted by the Company from Press Release. A similar statement was read at the commencement of the Company’s conference call held on October 26, 2005 discussing the forward-looking statements contained in the Press Release.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9.01. Exhibits.

99.1                           Press release dated October 25, 2005 (previously furnished on Form 8-K filed by the registrant on October 26, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIBER, Inc.

Date: November 1, 2005

/s/ David G. Durham
David G. Durham Chief Financial Officer, Senior Vice President and Treasurer